Exhibit 99.1

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Reports $5.8 Million in Revenue for Third Quarter 2014

•	Completed 107 Drill-N-Ream runs during third quarter

•	Performed Drill-N-Ream runs in 5 new basins during third quarter

•	On track to achieve expected $19 million to $22 million in revenue for 2014

VERNAL, UT, November 14, 2014 — Superior Drilling Products, Inc. (NYSE MKT: SDPI) (“SDPI” or the “Company”), a provider of drilling products for the oil, natural gas and mining services industries today reported financial results for the third quarter ended September 30, 2014. Financial results include Hard Rock Solutions, LLC (“Hard Rock”) which was acquired on May 29, 2014. With the acquisition, SDPI gained the innovative Drill-N-ReamTM, a well bore conditioning tool.

Troy Meier, Chairman and CEO of Superior Drilling Products, noted, “The quarter was a solid success as demand for both our Drill-N-Ream tool and manufacturing and refurbishing services continued to grow. We achieved quite a lot in the quarter:

•	We made great strides in building out our sales force and introducing the Drill-N-Ream to new customers, while also gaining ground with existing customers.

•	We reached 107 runs in the quarter and averaged 35 runs per month, up from 29 runs in June. In fact, in October we had 46 runs.

•	Our well bore conditioning tool is being used by customers now in vertical wells, a new opportunity that expands our addressable market.

•	And importantly, our engineering staff has captured data validating that our tool increases power to the bit, reduces torque on the drill string and reduces vibration of the bottom hole assembly. In effect, the empirical evidence demonstrates that the Drill-N-Ream improves productivity and reduces costs."

Third quarter 2014 revenue was $5.8 million, up $2.8 million, or 92% from the third quarter of 2013. The acquisition generated approximately $2.3 million in revenue, including $0.2 million in tool sales. Organic revenue was up $0.9 million, or 36%, to $3.4 million compared with the prior-year period. Organic revenue represents the Company’s drill bit refurbishing and custom fabrication services. Prior to the acquisition, SDPI received royalty income on the Drill-N-Ream tool's rental revenue. Third quarter 2014 revenue included $0.1 million of pre-acquisition royalty income received in the quarter. Royalty income in the prior-year period was $0.5 million.

Adjusted net income, a non-GAAP measure, was $0.6 million, or $0.04 per diluted share, in the third quarter. The adjustment excludes intangible asset amortization expense associated with the acquisition of $0.6 million, $0.4 million of non-recurring expenses and $0.3 million for the loss on disposition of assets. GAAP net loss was $0.7 million, or $0.04 per share. See attached tables for a reconciliation of GAAP net loss to adjusted net income.

Superior Drilling Products, Inc. Reports $5.8 Million in Revenue for Third Quarter 2014
November 14, 2014

Third Quarter 2014 Review

During the quarter, SDPI averaged 13 customers per month running its well bore conditioning tool, up from six in June. The tool was used in five new basins. The average revenue per run was approximately $19,500. While the average rate per run is expected to continue to decline as a result of operating in shorter laterals in the new basins, the tools’ operating costs also decline. With shorter laterals, each tool can perform more runs, there are fewer repairs between runs and, therefore, transportation costs are lower as well.

Total operating expenses were $6.1 million, up from $2.0 million in the third quarter of 2013. The third quarter was the first full quarter of expenses for SDPI post IPO. The increase in the cost of revenue represented higher volume and investments in distribution centers. Selling, general and administrative (SG&A) expenses increased $2.3 million to $3.1 million. Included in SG&A were approximately $0.4 million of the previously mentioned costs which are not expected to occur in future periods. Additional increases to SG&A included $0.9 million related to the Company’s growing sales force and increased staffing for accounting and controls and to support the Company’s growth. Depreciation and amortization (D&A) was up $0.8 million to $1.2 million primarily as a result of the acquisition.

Operating loss was $0.4 million compared with operating income of $1.0 million in the prior-year period.

Adjusted earnings before interest, taxes, depreciation, amortization, unusual items and the loss on disposition of assets (“Adjusted EBITDA”) was $1.3 million, or 22.4% of revenue. Unusual items included non-recurring expenses of approximately $0.4 million of legal fees, professional fees and advertising expenses, as well as costs associated with listing as a public company. The loss on the disposition of assets was $0.3 million. The Company believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance. See the attached tables for important disclosures regarding SDPI’s use of Adjusted EBITDA, as well as a reconciliation of net income to Adjusted EBITDA.

Year-to-Date 2014 Review

Sales for the first nine months of 2014 were $14.0 million, an increase of 59%, or $5.2 million when compared with the prior-year period. The acquisition contributed $3.0 million in revenue for the year-to-date period, of which $0.2 million was from tool sales. Organic revenue was $10.5 million, up 42%. Included in revenue for the 2014 nine-month period was $0.5 million of pre-acquisition royalty income. There was $1.4 million royalty income reported in the 2013 period.

Total operating expense for the first nine months of 2014 were $12.3 million compared with
$5.9 million in the prior-year period. Operating income was $1.7 million compared with $2.9 million in the prior-year period. Operating margin as a percent of sales was 12.1%.

Adjusted EBITDA, a non-GAAP measure as defined above, was $4.6 million, or 33.2% of revenue, compared with $3.7 million, or 42.1% of revenue, in the prior-year period. See the attached tables for important disclosures regarding SDPI’s use of EBITDA, as well as a reconciliation of net income to EBITDA.

Adjusted net income, a non-GAAP measure, was $2.1 million, or $0.17 per diluted share. Adjusted net income excludes a onetime, non-cash, deferred tax expense of $1.1 million related to the reorganization of the Company from a limited liability organization to a corporation. It also excludes $0.8 million pretax, intangible asset amortization expense associated with the acquisition, $0.4 million of non-recurring expenses as discussed for the quarter period and the $0.3 million loss on disposition of assets. GAAP net loss was $0.5 million, or $0.04 per diluted share. See attached tables for a reconciliation of GAAP net income to adjusted net income.

Superior Drilling Products, Inc. Reports $5.8 Million in Revenue for Third Quarter 2014
November 14, 2014

Solid Balance Sheet

Cash provided by operations in the first nine months of 2014 increased $0.7 million over the prior-year period. Cash on hand at September 30, 2014 was $6.0 million, down from
$7.7 million at June 30, 2014 and up from $11,256 at December 31, 2013.

Total debt as of September 30, 2014 was $22.5 million. Debt, net of cash, was $16.5 million compared with $19.8 million at December 31, 2013.

Capital expenditures for the third quarter were $0.4 million, and 2014 year-to-date capital expenditures totaled $0.9 million. For the full year of 2014, capital expenditures are forecasted to be approximately $2.7 million.

Outlook for 2014

The Company expects full year revenue will be in a range of $19 million to $22 million. Based on current run rates, the Company expects to achieve approximately 165 to 175 well bore conditioning tool runs in the fourth quarter. Adjusted EBITDA is expected to be at the lower end of the previously provided range, between $6.5 million and $7.0 million.

Mr. Meier concluded, "We are excited about the solid progress we are making and the strong customer acceptance of our tool. The Drill-N-Ream clearly provides greater efficiencies for operators and contractors and reduces the operating costs for development of oil and natural gas well fields."

Webcast and Conference Call
The Company will host a conference call and live webcast today at 10:00 am MT (12:00 pm ET) to provide a strategic update and outlook as well as review the operating results for its third quarter 2014. The discussion will be accompanied by a slide presentation that will be made available immediately prior to the conference call on SDPI’s website at www.sdpi.com/events_presentations.html. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored on Superior Drilling Products’ website at www.sdpi.com/events_presentations.html.

To listen to the archived call, dial (858) 384-5517 and enter replay number 13592959. A telephonic replay will be available from approximately 1:00 pm MT (3:00 pm ET) on the day of the call through Friday, November 21, 2014. A transcript of the call will be available for download from the SDPI website once available.

About Superior Drilling Products, Inc.
SDPI is an innovative, cutting-edge drilling tool technology company. The Company manufactures, repairs, sells and rents drilling tools. SDPI is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. In addition, SDPI manufactures and markets drill string tools, including the patented Drill-N-Ream™ well bore conditioning tool, for the oil, natural gas and mining services industries. SDPI operates a state-of-the-art drill tool machining facility manufacturing for its customer’s custom products and solutions for the drilling industry. The Company’s strategy is to leverage is technological expertise in drill tool technology and innovative, precision machining to broaden its drill tool technology offerings for rent or sale, while establishing an effective sales and logistics infrastructure through which it can provide proprietary tools to exploration and production companies and drill rig operators. It also plans to grow its manufacturing operations by providing its oil field services customers with design, prototype development and manufacturing of their proprietary technologies.

Additional information about the Company can be found at its website: www.sdpi.com.

Superior Drilling Products, Inc. Reports $5.8 Million in Revenue for Third Quarter 2014
November 14, 2014

Safe Harbor Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions, 15 U.S.C. § 78u-5, of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by the Company in this news release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information, contact investor relations:
Deborah K. Pawlowski / Garett K. Gough
Kei Advisors LLC
(716) 843-3908 / (716) 846-1352
dpawlowski@keiadvisors.com / ggough@keiadvisors.com

Superior Drilling Products, Inc. Reports $5.8 Million in Revenue for Third Quarter 2014
November 14, 2014

Superior Drilling Products, Inc.

Consolidated Statements of Operations
(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2014	2013	2014	2013

Revenue	$5,750,739	$2,999,634	$13,949,883	$8,797,250

Operating costs and expenses
Cost of revenue	1,804,872	781,659	4,401,417	3,232,879
Selling, general & administrative	3,145,149	819,706	5,725,178	1,877,006
Depreciation & amortization	1,166,682	356,257	2,133,405	824,310
Total operating expenses	6,116,703	1,957,622	12,260,000	5,934,195

Operating (loss) income	(365,964)	1,042,012	1,689,883	2,863,055
Operating margin	-6.4%	34.7%	12.1%	32.5%

Other income (expense)

Interest income	75,242	-	98,314	-
Interest expense	(696,686)	(401,801)	(1,663,464)	(765,285)
Other income	101,348	129,080	286,001	273,208
Loss on disposition of assets	(297,470)	(52,704)	(284,176)	(54,204)
Change in guaranteed debt	-	(172,201)	(45,834)	(258,302)
Total other expense	(817,566)	(497,626)	(1,609,159)	(804,583)

(Loss) income before income taxes	(1,183,530)	544,386	80,724	2,058,472
Income tax (credit) expense	(525,822)	-	552,223	-

Net (loss) income	$(657,708)	$544,386	$(471,499)	$2,058,472

Basic and diluted loss per common share	$(0.04)	N/A *	$(0.04)	N/A *
Basic and diluted weighted average common shares outstanding	17,291,646	-	12,665,122	-

*	Information not comparable for the three and nine months ended September 30, 2013 as a result of the reorganization of the Company on May 22, 2014.

Superior Drilling Products, Inc. Reports $5.8 Million in Revenue for Third Quarter 2014
November 14, 2014

Superior Drilling Products, Inc.

Condensed Consolidated Balance Sheet
(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets
Cash	$5,961,705	$11,256
Accounts receivable	4,259,777	2,978,666
Prepaid expenses	212,666	182,530
Inventory	1,128,560	96,028
Other current assets	144,756	61,038
Total current assets	11,707,464	3,329,518
Property, plant and equipment, net	15,357,149	15,048,871
Real estate investments	-	2,187,926
Intangible assets, net	14,084,444	-
Goodwill	7,802,903	-
Note receivable	8,296,717	-
Other assets	465,603	194,935
Total assets	57,714,280	20,761,250
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	811,263	445,947
Accrued expenses	1,924,693	277,579
Income tax payable	1,607	-
Payable to Founders	1,860,290	-
Current deferred tax liability	16,612	-
Current portion of capital lease obligation	283,805	258,235
Current portion of guaranteed debt obligation	-	4,395,637
Current portion of long-term debt	10,105,601	3,316,578
Total current liabilities	15,003,871	8,693,976
Deferred tax liability	534,004	-
Other liabilities	7,500	-
Capital lease obligation, less current portion	654,834	871,252
Long-term debt, less current portion	11,420,030	10,939,216
Total liabilities	27,620,239	20,504,444
Commitments and contingencies
Stockholders' equity
Common stock - $0.001 par value; 100,000,000 shares authorized; 17,291,646 and 1,000 shares outstanding, respectively	17,292	1
Additional paid-in-capital	30,693,542	256,806
Stock subscription receivable	-	(1)
Retained earnings	(616,793)	-
Total stockholders' equity	30,094,041	256,806
Total liabilities and stockholders' equity	$57,714,280	$20,761,250

Superior Drilling Products, Inc. Reports $5.8 Million in Revenue for Third Quarter 2014
November 14, 2014

Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows
(unaudited)

	For the Nine Months Ended
	September 30,
	2014	2013
Cash Flows From Operating Activities
Net (loss) income	$(471,499)	$2,058,472
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization expense	2,133,405	824,310
Amortization of debt discount	322,723	-
Deferred tax benefit	550,616	-
Change in guaranteed debt	45,837	258,302
Loss on disposition of assets	284,176	54,205
Changes in operating assets and liabilities:
Accounts receivable	(1,281,111)	(1,428,998)
Inventory	(532,842)	-
Prepaid expenses and other current assets	(104,854)	(52,091)
Other assets	(262,515)	21,376
Accounts payable and accrued expenses	2,014,039	280,949
Other liabilities	7,500	-
Net Cash Provided by Operating Activities	2,705,475	2,016,525

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(851,122)	(158,434)
Proceeds from sale of fixed assets	-	26,641
Note receivable to Tronco	(8,296,717)	-
Purchase of Hard Rock assets	(12,500,000)	-
Net Cash Used in Investing Activities	(21,647,839)	(131,793)

Cash Flows From Financing Activities
Principal payments on debt	(2,333,613)	(457,845)
Principal payments on capital lease obligations	(190,848)	(168,309)
Proceeds received from borrowings on debt	2,000,000	227,720
Proceeds received from issuance of common stock	31,050,000	-
Principal payments on long-term debt-related party	-	(53,925)
Initial Public Offering costs	(3,578,865)	-
Capital contributions	-	673,629
Capital distributions	(2,053,861)	(2,138,049)
Net Cash Provided by (Used in) Financing Activities	24,892,813	(1,916,779)

Net Increase (decrease) in Cash	5,950,449	(32,047)
Cash at Beginning of Period	11,256	70,188
Cash at End of Period	$5,961,705	$38,141

Superior Drilling Products, Inc. Reports $5.8 Million in Revenue for Third Quarter 2014
November 14, 2014

Superior Drilling Products, Inc.

Adjusted EBITDA(1) Reconciliation
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP net (loss) income	$(657,708)	$544,386	$(471,499)	$2,058,472
Add back:
Income tax (benefit) expense	(525,822)	-	552,223	-
Interest expense, net	621,444	401,801	1,565,150	765,285
Depreciation and amortization	1,166,682	356,527	2,133,405	824,310
Non-recurring expenses	383,664	-	383,664	-
Loss on disposition of assets	297,470	52,704	284,176	54,205

Non-GAAP Adjusted EBITDA(1)	$1,285,730	$1,355,418	$4,625,119	$3,702,271

(1) Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

Superior Drilling Products, Inc.

GAAP Net (Loss) Income to Non-GAAP Adjusted Net Income Reconciliation
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
	$	per diluted share	$	per diluted share	$	per diluted share	$	per diluted share
GAAP net (loss) income	$(657,708)	$(0.04)	$544,386	NM	$(471,499)	$(0.04)	$2,058,472	NM
Add back:
Deferred tax expense	-	-	-	NM	1,078,045	0.09	-	NM
Intangible amortization	611,667	0.04	-	NM	815,556	0.06	-	NM
Non-recurring expenses	383,664	0.02	-	NM	383,664	0.03	-	NM
Loss on disposition of assets	297,470	0.02	52,704	NM	284,176	0.02	54,205	NM

Non-GAAP adjusted net income	$635,093	$0.04	$597,090	NM	$2,089,942	$0.17	$2,112,677	NM

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